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                                                                  EXHIBIT 10.8.3



                               AMENDMENT NO. 5 TO
                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

                        MAGNESIUM CORPORATION OF AMERICA
                               238 North 2200 West
                           Salt Lake City, Utah 84116



                                                                 August 10, 1999



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036


Gentlemen:

         Congress Financial Corporation ("Lender") and Magnesium Corporation of America ("Borrower") have entered into certain financing arrangements pursuant to the Amended and Restated Loan and Security Agreement, dated as of August 4, 1993, between Lender and Borrower, as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 31, 1996, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated July 3, 1996, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated August 28, 1997 and Amendment No. 4 Amended and Restated and Security Agreement, dated January 19, 1999 (as further amended hereby and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

         Borrower has requested and certain additional amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such extension and amendments. All capitalized terms used herein shall have the meaning assigned thereto in the other Financing Agreements, unless otherwise defined herein.

         In consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:





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         1. Transactions with Affiliates.

                  (a) Section 7.6(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) Borrower may (i) pay any dividend or any other distribution on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, and (ii) make any loans or advance money or property to any such persons, (iii) guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any such person and (iv) make any payments in respect of any Indebtedness owing to Renco Metals (whether arising pursuant to payments made by Renco Metals on behalf of Borrower or otherwise); PROVIDED, THAT, in each case as to any of the foregoing, each of the following conditions is satisfied as determined by Lender:

                      (A) no Event of Default, or act, condition or event which
            with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to any such payments or incurring any such obligations,

                      (B) any dividends or other distributions as described in
            Section 7.6(b)(i) above shall be out of funds legally available therefor, and

                      (C) as of the date of any such payments or the incurrence
            of any such obligations, as the case may be, the aggregate amount of all such payments made or such obligations incurred after July 3, 1996 shall not exceed the amount equal to fifty (50%) percent of.
            (1) the cumulative Consolidated Net Income of Renco Metals (or if the Consolidated Net Income shall be a loss, MINUS one hundred (100%) percent of such loss) earned subsequent to July 3, 1996 and prior to the date the payment occur or the obligation is incurred (treating such period as a single accounting period) minus (2) all payments made or obligations incurred by Sabel during the same period and of the same type or nature described in Sections 7.6(b)(i), 7.6(b)(ii) and 7.6(b)(iii) above or Section 7.6(j) below and all payments made by Borrower pursuant to Section 7.6(j) below for federal, state and local income taxes based on the taxable income of the immediately preceding fiscal year;"

                  (b) Section 7.6(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(c) Borrower may make payments to Renco Group or an affiliate of Renco Group on behalf of Renco Metals pursuant to the tax sharing arrangement between Renco Metals and Renco Group (as in effect on the date hereof); PROVIDED, THAT, (i) Borrower is included in the consolidated federal income tax return filed by Renco Group or an affiliate of Renco Group as to which Borrower is making such payments for the 1998 tax year or any prior year, or for any taxable period during which Borrower joins with Renco






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         Group or an affiliate of Renco Group in filing any combined or consolidated (or similar) state or local income tax return for a jurisdiction which does not recognize Renco Metals and its Subsidiaries as QSSS (as defined in Section 7.6(j) hereof), (ii) the payments in any year shall not exceed the federal income tax liability that Borrower and its Subsidiaries would have been liable for if Borrower and its Subsidiaries had filed its tax returns on a stand-alone basis except that Borrower will not have the benefit of any of its tax loss carryforwards and any intercompany items shall, for tax liability purposes, be recorded on a cash basis rather than on an accrual basis, and (iii) such payments shall be made by Borrower no earlier than five
         (5) days prior to the date on which Renco Group or an affiliate of Renco Group is required to make its payments to the Internal Revenue Service or to a state or local jurisdiction described in Section 7.6(c)(i) hereof;"

         (c) The following is hereby added as a new Section 7.6(j) to the Loan
Agreement:

                  "(j) With respect to any year that Renco Metals and its Subsidiaries have effectively been designated as qualified Subchapter S subsidiary companies ("QSSS") under the Code, Borrower may pay cash dividends to Renco Metals, from legally available funds therefor, to the extent taxable income of Borrower is required to be included in the taxable income shown by Renco Group as reported in its subchapter S tax returns ("Form 1120S"), subject to the following:

                      (A) Such cash dividends shall be in any such period, in an amount up to the product of (1) the taxable income of Borrower and its Subsidiaries for such period which is the basis for Renco Group being required to include such taxable income in its Form 1120S, as amended or modified or determined by audit, and the required estimated taxable income related thereto and the comparable state and local reports and estimated taxable income, multiplied by (2) the corporate Federal, State and local tax rates, whether calculated on regular taxable income or alternative minimum taxable income, as applicable, in effect for the taxable period applicable to Borrower and its Subsidiaries using the rates that would be applicable if Borrower and its Subsidiaries were not QSSS and calculated in accordance with the tax sharing arrangement between Renco Metals and Renco Group (as in effect on the date hereof),

                      (B) Borrower may pay such cash dividends for any period so long as (1) in such period, Renco Metals and its Subsidiaries are effectively designated QSSS, (2) the product of the taxable income of Borrower and its Subsidiaries for such period multiplied by the applicable tax rates as described above shall be reduced by any applicable tax credits or deductions calculated in accordance with the tax sharing arrangement between Renco Metals and Renco Group (as in effect on the date hereof) available to Borrower and its Subsidiaries which would reduce the amount of the income taxes payable by Borrower and its Subsidiaries, (3) any such dividends shall be paid no more than five (5) days prior to the date that Renco Group's shareholders are required to make payment of the taxes based on the taxable income of Renco Metals and its Subsidiaries,
            (4) not less than five (5) days prior to the payment of any such dividends, Lender shall have received a certificate signed by an officer of Borrower, in form and




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            substance satisfactory to Lender, stating the calculation of the amount which is the basis for tax distributions permitted hereunder through such period (if any) and providing full information and computations with respect thereto and (5) such dividend shall not be in violation of applicable law or any other agreement to which Renco Metals or Borrower are a party or by which Borrower or its assets are bound, and

                      (C) In no event shall dividends be paid to Renco Metals
            based on taxable income of Borrower and its Subsidiaries for jurisdictions which do not recognize Renco Metals and its Subsidiaries as QSSS and where (1) Borrower and its Subsidiaries are required to file and pay their individual taxes and (2) Renco Group is not required to pay, or by virtue of a consolidated (or similar) tax return does not make payments in respect of, the tax liabilities of Borrower or any of its Subsidiaries in such jurisdiction."

         2. Dividends. Section 7.7(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) Borrower may pay dividends to Renco Metals to the extent permitted under Sections 7.6 (b) and 7.6 (j) hereof."

         3. Conditions Precedent. The effectiveness of the other terms and provisions contained herein shall be subject to the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower.

         4. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the affective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         5. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

         6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         7. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.






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         8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.



                                             Very truly yours,


                                             MAGNESIUM CORPORATION OF AMERICA



                                             By:  /s/  Roger L. Fay
                                                 -------------------------------

                                             Title:  Vice President
                                                    ----------------------------


AGREED: CONGRESS FINANCIAL CORPORATION


By:  /s/  Janet S. Last
   --------------------------------

Title:  First Vice President
       ----------------------------